Gulf Resources Reports Fourth Quarter and Fiscal Year 2013 Financial Results

SHOUGUANG, China, March 17, 2014 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2013.

Fourth Quarter 2013 Highlights

•	Revenue was $30.1 million, a year-over-year increase of 36.5%
•	Gross profit was $9.1 million, a year-over-year increase of 117%
•	Gross margin increased to 30.4% from 19.1% for the fourth quarter of 2012
•	Income from operations was $7.6 million as compared to $2.6 million in the fourth quarter of 2012, a year-over-year increase of 186%
•	Operating margin was 25.1% compared to 12.0% for the fourth quarter of 2012
•	Net income was $5.6 million or $0.15 per basic share and $0.14 per diluted share, versus $1.9 million, or $0.05 per basic and diluted share a year ago, a year-over-year increase of 195%

Fiscal Year 2013 Highlights

•	Revenue was $118.4 million, a year-over-year increase of 16%
•	Gross profit was $34.2 million, an increase of 21%
•	Gross margin was 29%, compared to 28% in 2012
•
Net income was $21.0 million, or $0.55 per basic share and $0.54 per diluted share from $15.0 million, or $0.43 per basic and diluted share compared with the same period of year 2012 , a year-over-year increase of 40%

•	Cash totaled $107.8 million as of December 31, 2013

"Although the PRC government continued imposing macro-economic tightening policy to slow down the economy which began in the second half of 2011, the Company made persistent efforts to expand sales markets, increase production utilization rate and decrease management and administration expenses during the fiscal 2013. We are pleased to report that Company's crude salt and chemical products segments did performance well, sales volume of bromine segments also increased with slightly decrease in average selling prices, in fiscal year 2013 as compared with the fiscal year 2012, which resulted in a 16% increase in net revenue and a 40% increase in net income in fiscal year 2013 as compared with fiscal 2012," said Xiaobin Liu, Chief Executive Officer of Gulf Resources.

Fourth Quarter 2013 Results

Gulf Resources' revenue was $30.1 million for the fourth quarter of 2013, an increase of 36.5% from $22.0 million for the fourth quarter of 2012. The increase in net revenue was primarily attributable to the increased revenue from the entire three business segments include bromine segment, crude salt segment and chemical products segment. Revenue from the bromine and crude salt segments was $14.2 million and $3.8 million, respectively, representing a increase of 24.7% and increase of 39.5% for bromine and crude salt segments, respectively. The total revenue of both bromine and crude salt business segments represented 59.8% of sales revenue for the fourth quarter of 2013.Revenue from the chemical products segment was $12.1 million, or 40.2% of total revenue, for the fourth quarter of 2013, an increase of 52.5% from $7.9 million in the corresponding period in 2012. The increase in revenue from this chemical product segment was mainly due to sales volume and prices increasing from all of the chemical products as compared to the same quarter last year.

Gross profit for the fourth quarter of 2013 was $9.1 million, an increase of 117% from $4.2 million of the fourth quarter of 2012, and gross profit margin for the three months ended December 31, 2013 was 30.4%, as compared to 19.1% for the corresponding period last year. The increase in gross margin was mainly due to the increase of sales volume and price in chemical product segment, as compared to the same period last year.

Sales, marketing and other operating expenses for the fourth quarter of 2013 were $25,576, as compared with $21,204 for the corresponding quarter last year.

General and administrative expenses for the fourth quarter of 2013 were $2.2 million, as compared to $1.0 million for the fourth quarter of 2012. The increased general and administrative expenses for the fourth quarter in 2013 were mainly due to the increase in the depreciation of the newly acquired office units in a commercial building in September 2012 and increase of depreciation of property, plant and equipment for Factory No. 3, whose operations were temporarily suspended due to relocation in fiscal year 2013 compared to previous year in which the depreciation was classified as cost of goods sold.

Income from operations for the fourth quarter of 2013 was $7.6 million, as compared to $2.6 million for the corresponding quarter of 2012. The operating margin was 25.1% for the fourth quarter of 2013, as compared to 12% for the fourth quarter of 2012.

For the fourth quarter of 2013, the Company incurred other income of $50,212, as compared to $13,302 for the corresponding quarter last year.

Income taxes were $2.0 million for the fourth quarter of 2013, a increase of 165.6%% from $0.8 million for the fourth quarter of 2012. The Company's effective tax rate was 26% during the quarter, as compared to 28% in the same quarter last year.

Net income was $5.6 million for the fourth quarter of 2013, an increase of 194.7% from $1.9 million for the fourth quarter of 2012. Basic and diluted earnings per share in the fourth quarter of 2013 were $0.15 per basic share and $0.14 per diluted share as compared to $0.05 per basic and diluted share in the fourth quarter of 2012. Weighted average number of basic shares for the three months ended December 31, 2013 was 38,477,982, as compared with 34,706,356 for the three months ended December 31, 2012.

Fiscal Year 2013 Financial Results

Net revenue for the fiscal year 2013, was $118,391,783, representing an increase of $16,690,901 or 16% over the same period in 2012. This increase was primarily attributable to the increase of revenue from all of our segments, specifically, (i) revenue from our bromine segment increased from $56,332,785 for the fiscal year 2012 to $60,488,886 for the same period in 2013, an increase of approximately 7%; (ii) revenue from our crude salt segment increased from $11,143,848 for the fiscal year 2012 to $13,790,128 for the same period in 2013, an increase of approximately 24%; and (iii) revenue from our chemical products segment increased from $34,224,249 for the fiscal year 2012 to $44,112,769 for the same period in 2013, an increase of approximately 29%. Gross profit was $34,182,647, or 29%, of net revenue for fiscal year 2013 as compared to $28,261,541, or 28%, of net revenue for fiscal year 2012. Income from operations was $28,443,493 for the fiscal year 2013 (or 24% of net revenue), an increase of $7,958,638 (or approximately 39%) over income from operations for the fiscal year 2012. Net income was $20,967,357 for the fiscal year 2013, an increase of $5,971,855 (or approximately 40%) as compared to the same period in 2012.

Financial Condition

As of December 31, 2013, Gulf Resources had cash of $107.8 million, current liabilities of $11.3 million, and shareholders' equity of $295 million. At fiscal year end, the Company had working capital of $146.8 million with positive cash flow from operating activities of $40.2 million. The Company received Compensation proceeds approximately $3.9 million from the Transportation Bureau of Dongying City and other local government agencies, due to the requisition of land where the original Factory No.3 was located for railway construction and used approximately $3.2 million for the construction of our new Factory No.3.

Business Outlook

"Based on the business operation experience from year 2013, company will continue as it is in the foreseeable future, and continually looking for both of horizontal and vertical acquisition targets, in order to increase the Company's anti-risk ability and profitability." said Mr. Xiaobin Liu, CEO of the Company.

Conference Call

Gulf Resources' management will host a conference call on Tuesday, March 18, 2014 at 8:00 AM EDT to discuss its financial results for the fourth quarter and fiscal year ended December 31, 2013.

Hosting the call will be Mr. Xiaobin Liu, CEO of Gulf Resources. The Company's management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 275-8968 five to ten minutes prior to the scheduled conference call time. International callers should call +1 (706) 643-1666. The conference participant ID is 14079661.

A replay of the conference call will be available two hours after the call's completion during 03/18/2014 11:00 EDT - 04/18/2014 23:59 EDT. To access the replay, call +1 (855) 859-2056. International callers should call +1 (404) 537-3406. The conference ID is 14079661.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.gulfresourcesinc.com/events.html. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a 90-day replay will be available shortly after the call by accessing the same link.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC") and Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information, visit www.gulfresourcesinc.com.

The Gulf Resources, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=15631

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries' business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	As of December 31,
	2013	2012
Current Assets
Cash	$107,828,800	$65,241,035
Accounts receivable	44,885,354	35,969,900
Inventories	5,301,995	5,993,598
Prepayments and deposits	4,583	--
Prepaid land leases	50,548	47,307
Deferred tax assets	1,657	6,973
Total Current Assets	158,072,937	107,258,813
Non-Current Assets
Property, plant and equipment, net	146,400,436	165,942,542
Property, plant and equipment under capital leases, net	1,701,328	1,996,478
Prepaid land leases, net of current portion	753,928	748,502
Deferred tax assets	2,316,176	2,246,699
Total non-current assets	151,171,868	170,934,221
Total Assets	$309,244,805	$278,193,034

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$5,645,831	$6,533,236
Retention payable	209,126	1,432,690
Capital lease obligation, current portion	202,392	193,164
Taxes payable	5,248,486	2,856,658
Total Current Liabilities	11,305,835	11,015,748
Non-Current Liabilities
Capital lease obligation, net of current portion	2,943,878	2,952,902
Total Liabilities	$14,249,713	$13,968,650

Stockholders' Equity
PREFERRED STOCK; $0.001 par
value; 1,000,000 shares authorized; none outstanding	$--	$--
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 38,765,201 and 38,552,070 shares issued; and 38,580,602 and 38,367,471 shares outstanding as of December 31, 2013 and 2012, respectively	19,383	19,276
Treasury stock; 184,599 shares as of December 31, 2013 at cost	(500,000)	(500,000)
Additional paid-in capital	80,033,981	79,489,188
Retained earnings unappropriated	166,421,427	146,745,754
Retained earnings appropriated	17,265,572	15,973,887
Cumulative translation adjustment	31,754,729	22,496,279
Total Stockholders' Equity	294,995,092	264,224,384
Total Liabilities and Stockholders' Equity	$309,244,805	$278,193,034

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in U.S. dollars)

	Years Ended December 31,
	2013	2012
NET REVENUE
Net revenue	$118,391,783	$101,700,882

OPERATING EXPENSES / INCOME
Cost of net revenue	(84,209,136)	(73,439,341)
Sales, marketing and other operating expenses	(96,372)	(82,004)
Research and development cost	(140,445)	(164,586)
Write-off / Impairment on property, plant and equipment	(27,964)	(1,042,138)
General and administrative expenses	(8,563,282)	(6,792,110)
Gain on relocation of factory	2,501,336	--
Other operating income	587,573	304,152
	(89,948,290)	(81,216,027)

INCOME FROM OPERATIONS	28,443,493	20,484,855

OTHER INCOME (EXPENSES)
Interest expense	(208,250)	(210,705)
Interest income	339,798	312,806
	131,548	102,101
INCOME BEFORE TAXES	28,575,041	20,586,956

INCOME TAXES	(7,607,683)	(5,591,453)

NET INCOME	$20,967,358	$14,995,503

COMPREHENSIVE INCOME:
NET INCOME	20,967,358	14,995,503
OTHER COMPREHENSIVE INCOME
- Foreign currency translation adjustments	9,258,450	733,013

COMPREHENSIVE INCOME	$30,225,808	$15,728,516

EARNINGS PER SHARE
BASIC	$0.55	$0.43
DILUTED	$0.54	$0.43

WEIGHTED AVERAGE NUMBER OF SHARES
BASIC	38,395,921	34,706,356
DILUTED	38,827,330	35,067,950

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)

	Years Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$20,967,358	$14,995,503
Adjustments to reconcile net income to net cash provided by operating activities:
Interest on capital lease obligation	207,393	209,584
Amortization of prepaid land leases	660,002	493,849
Depreciation and amortization	27,460,693	23,317,594
Allowance for obsolete and slow-moving inventories	(21,265)	13,023
Write-off / Impairment loss on property, plant and equipment	27,964	1,042,138
Gain on relocation of factory	(2,501,336)	--
Demolition expenditure net off against gain on relocation of factory	(1,059,965)	--
Currency translation adjustment on inter-company balances	774,405	61,090
Deferred tax asset	5,502	489,334
Stock-based compensation expense	544,900	510,500
Changes in assets and liabilities:
Accounts receivable	(7,777,332)	(13,936,332)
Inventories	879,952	(1,550,213)
Prepayment and deposits	(4,583)	307,600
Accounts payable and accrued expenses	(1,057,016)	(850,229)
Retention payable	(1,233,988)	866,148
Other receivables	18,000	--
Taxes payable	2,260,588	(1,204,287)
Net cash provided by operating activities	40,151,272	24,765,302

CASH FLOWS USED IN INVESTING ACTIVITIES
Additions of prepaid land leases	(638,076)	(477,678)
Proceeds from sales of property, plant and equipment	143	--
Purchase of property, plant and equipment	(3,192,681)	(37,399,421)
Compensation proceeds received	3,868,483	--
Net cash provided by (used in) investing activities	37,869	(37,877,099)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of capital lease obligation	(302,497)	(297,598)
Net cash used in financing activities	(302,497)	(297,598)

EFFECTS OF EXCHANGE RATE CHANGES	2,701,121	74,370
ON CASH AND CASH EQUIVALENTS
NET INCREASE (DECREASE)IN CASH AND CASH EQUIVALENTS	42,587,765	(13,335,025)
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	65,241,035	78,576,060
CASH AND CASH EQUIVALENTS - END OF YEAR	$107,828,800	$65,241,035

Gulf Resources, Inc.
Web: http://www.gulfresourcesinc.com

CEO Assistant & Director of Investor Relations
Helen Xu

IR Manager
Max Ma